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                                                                   EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TruServ Corporation (the "Company") on Form 10-Q for the quarter ended April 3, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

            (1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 13, 2004

/s/ PAMELA FORBES LIEBERMAN
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Pamela Forbes Lieberman
President and Chief Executive Officer

/s/ DAVID A. SHADDUCK
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David A. Shadduck
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TruServ Corporation and will be retained by TruServ Corporation and furnished to the Securities and Exchange Commission or its staff upon request.